                                                                  EXHIBIT (c)(1)

                    MASTER AGREEMENT FOR PURCHASE AND SALE
                       OF SHARES, ASSETS AND LIABILITIES



This Master Agreement (the "Agreement"), is made as of June 19, 1998, by and among


- SCHLUMBERGER LIMITED, a Netherlands Antilles Corporation, acting for itself and on behalf of the companies listed in Schedule A (the "Selling Subsidiaries"),

     (hereinafter referred to as "SCHLUMBERGER")


and,


- TOKHEIM CORPORATION an Indiana corporation, acting for itself and on behalf of all its subsidiaries (the "Acquiring Subsidiaries"),

     (hereinafter referred to as "BUYER"),

     SCHLUMBERGER and BUYER are sometimes referred to herein as the "Parties".

RECITALS

Whereas the Selling Subsidiaries are, among other things, directly or indirectly, engaged in the business of design, development, manufacture, marketing, distribution, and sale of fuel pump dispensers (the "RPS Dispenser Business"), and electronic hardware and system software related to retail automation systems and forecourt payment terminals (the "RPS Systems Business"), and design, construction, maintenance of, and other services for service-stations (the "RPS Service Business");

Whereas Selling Subsidiaries conduct the RPS Dispenser Business, the RPS Systems Business and the RPS Service Business (collectively, the "RPS Business") to varying degrees through the entities and divisions of companies listed in Schedule C;

Whereas upon the terms and subject to the conditions hereinafter set forth, and subject to certain agreed upon corporate restructurings, BUYER agrees to purchase and assume, and SCHLUMBERGER shall, and shall cause the Selling Subsidiaries to sell, and assign, all of the issued and outstanding capital shares (the "Acquired Shares") of the entities devoted to the RPS Business (the "Acquired Companies") and the RPS Business of the Selling Subsidiaries (the "Acquired RPS Activities") listed in Schedule D and comprised of the assets (the "Acquired Assets") and liabilities (the "Assumed Liabilities") as defined in Schedule E;

Whereas the Parties also desire to make certain representations, warranties and other agreements in connection with the transactions contemplated herein and to provide for certain conditions precedent with respect thereto.


NOW THEREFORE, the Parties hereto agree as follows:





                                   ARTICLE  I
                                   ----------
                               PURCHASE AND SALE
                               -----------------

1.1  The Acquisition

     Subject to the terms and conditions of this Agreement on the Closing Date (as defined in Section 4.1 hereinafter), SCHLUMBERGER shall cause the Selling Subsidiaries to sell, transfer, convey and deliver to BUYER and the Acquiring Subsidiaries, the Acquired Shares and the Acquired Assets subject to assumption by BUYER and the Acquiring Subsidiaries, of the Assumed Liabilities.


1.2  Separate Acquisition Agreements

     Each of the acquisitions of Acquired Shares, Acquired Assets and the assumption of the Assumed Liabilities shall be carried out by separate acquisition agreements between the respective Selling Subsidiaries and Acquiring Subsidiaries, which form an integral and indivisible part of this Agreement and which, subject only to mandatory changes imposed by local applicable laws, shall be in accordance with the form of acquisition agreement attached hereto as Schedule 1.2 (the "Specific Acquisition Agreements").

     In no event shall any representation or warranty, covenant or any other specific provision possibly imposed by local laws supersede the terms and conditions specified herein. The Parties hereby acknowledge that their relationship shall be solely governed by the terms contained herein.

     SCHLUMBERGER and BUYER shall respectively cause the Selling Subsidiaries and the Acquiring Subsidiaries to duly execute the Specific Acquisition Agreements forthwith on the Closing Date.


1.3  Total Purchase Price

     The aggregate purchase price for the Acquired Shares and the Acquired Assets shall be US dollars 335,000,000 (three hundred and thirty five million dollars) (the "Total Purchase Price"), subject to the assumption by BUYER and the Acquiring Subsidiaries of the Assumed Liabilities. The Total Purchase Price shall be allocated to each of the Acquired Companies and to each of the, or group of, Acquired Assets relating to each of the Acquired RPS Activities, as indicated in Schedule 1.3.


1.4  Payment of the Total Purchase Price

     Payment of the Total Purchase Price for the Acquired Shares and the Acquired Assets shall be made by BUYER on the Closing Date by depositing, by bank wire transfer in US Dollars, the amount of the Total Purchase Price in immediately available funds, into an account designated by SCHLUMBERGER for such purpose, which designation shall be made no later than three (3) business days before the Closing Date by SCHLUMBERGER, acting as agent for the Selling Subsidiaries.


1.5  Base Balance Sheet and Statements of Income

     Within 15 calendar days of the date of this Agreement, SCHLUMBERGER shall prepare, in accordance with United States generally accepted account ing principles ("US GAAP"), except that no reserve shall be included for outstanding litigation of the RPS Business in France, the United States of America, Russia, the Czech Republic, the United Kingdom and Italy (but solely relating to the RPS Business of the Italian Selling Subsidiary), and in accordance with the accounting rules and practices described in Schedule
     1.5 (a) (the "Accounting Principles"), which accounting rules the Parties acknowledge to be consistent with US GAAP, and deliver to BUYER (i) an audited combined balance sheet of the RPS Business as at December 31, 1997, including the related schedules and notes, and (ii) the audited combined statements of income and cash flows of the RPS Business for the year ended on December 31, 1997. The December 31, 1997 balance sheet and the 1997 statements of income and cash flows shall be prepared for the RPS Business on a "stand alone" basis. The pro forma adjustments, which are to be made in the preparation of the combined balance sheet and income statement for 1997, are set out in Schedule 1.5(b). The December 31, 1997 balance sheet, as adjusted in accordance with Schedule 1.5 (b), shall be referred to as the "Base Balance Sheet". The December 31, 1997 statements of income and cash flows, as adjusted in accordance with Schedule 1.5 (b), shall be referred to as the "Base Income Statement".


1.6  Adjustment to the Total Purchase Price

     (a) Within thirty (30) calendar days from the Closing, SCHLUMBERGER shall deliver to BUYER a combined balance sheet of the RPS Business as of the month-end which shall corre spond to the Closing Date, as defined in Section 4.1 hereto (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with US GAAP and the Accounting Principles. To the extent that the Net Equity, shown on the Base Balance Sheet is higher than the Net Equity shown on the Closing Balance Sheet, SCHLUMBERGER shall make a payment to BUYER equivalent to the amount of the difference. To the extent that the Net Equity shown on the Base Balance Sheet is less than the Net Equity shown on the Closing Balance Sheet, BUYER shall make a payment to SCHLUMBERGER equivalent to the amount of the surplus. Any payment resulting from this Section 1.6 (a) shall be referred to as the "Post Closing Adjustment". "Net Equity" ("situation reelle") shall mean an amount equal to (i) the aggregate book value of the assets of the RPS Business reflected on a balance sheet prepared at a given date, in accordance with US GAAP and the Accounting Principles, minus (ii) the aggregate book value of the liabilities of the RPS Business reflected on that same balance sheet.

     (b) BUYER and its auditors will review the Closing Balance Sheet within 20 days from the submission by SCHLUMBERGER of the foregoing. BUYER shall then deliver to SCHLUMBERGER, within 10 days after completion of this review, a detailed statement setting forth its objections to the Closing Balance Sheet, if any.

          Based on such statement, SCHLUMBERGER shall deliver to BUYER, within 10 days after SCHLUMBERGER's receipt of BUYER's objections, a detailed statement setting forth its position with respect to such objections.

          In the event that the determination by each of the Parties of the Net Equity is different but within US dollars (1,000,000 one million dollars) of each other, then the Net Equity shall be the average of such determination by each such Party.

          SCHLUMBERGER and BUYER shall use all reasonable efforts to resolve any further dispute, but if a final resolution is not obtained within 5 business days after BUYER receives SCHLUMBERGER's statement of position, any remaining disputes shall be resolved by Ernst & Young Paris office (the "Arbitrator").

          Should Ernst & Young refuse the appointment or be unable to carry out its mission as provided by this paragraph 1.6 (b), each party may request, pursuant to "refere" proceedings, the President of the Paris Commercial Court to appoint the Paris office of another internationally recognized accounting firm to act as the Arbitrator,

          (c) The Arbitrator will audit the Closing Balance Sheet, will review and try to resolve the Parties' disagreements and will determine the final value of the Net Equity as of the Closing Date and thus of its increase, or decrease, as the case may be, as compared to the Net Equity as of December 31, 1997. Within 10 days from first being informed of the dispute by a Party, the Arbitrator will organize a joint session to enable each party to submit additional arguments and reasoning. Within 20 days from said joint session, the Arbitrator shall deliver to SCHLUMBERGER and BUYER a written report restating the Parties' disputes as well as his determination of the Net Equity as of the Closing Date. These determinations will be conclusive and binding upon the Parties hereto.

          Each party shall bear the fees and expenses of its auditors in connection with the matters referred to in this Section. SCHLUMBERGER and BUYER shall each pay 50% of the fees charged by the Arbitrator.

          (d) If any additional payment were to be due by SCHLUMBERGER or owed to SCHLUMBERGER subsequent to the Post Closing Adjustment, such payment will take place within the later of (i) 10 days from the date of issuance of the final determination by the Arbitrator or
               (ii) 30 days from SCHLUMBERGER's submission of the Closing Balance Sheet, should these documents be agreed upon by BUYER.

          (e) "Interest Rate" shall mean the rate per annum equal to the London Inter bank Borrowing Rate (LIBOR) for deposits of three months duration.

          (f) Notwithstanding anything else contained in this Agreement, in no event shall the Post-Closing Adjustment result in an overall adjustment higher than 10% of the Base Balance Sheet Net Equity.


1.7  Assumption of Liabilities

     With respect to the purchase and sale of the Acquired Assets, in addition to the payment of the Total Purchase Price, and pursuant to the Specific Acquisition Agreements, BUYER and the Acquiring Subsidiaries will assume, as of the Closing Date, and subsequently, in due course, pay or otherwise discharge all Assumed Liabilities.



                                  ARTICLE  II
                                  -----------
                            PRE-CLOSING COMMITMENTS
                            -----------------------


2.1  Conduct of Business pending Closing

     Except as otherwise provided in Schedule 2.1, and as otherwise provided in this Agreement, including without limitation, the restructuring agreed upon by the Parties, SCHLUMBERGER shall, and shall cause the Selling Subsidiaries, and BUYER agree that, from the date hereof to the Closing Date, unless BUYER shall otherwise consent in writing (which consent BUYER shall not unreasonably withhold) or as expressly contemplated by this Agreement the following provisions shall apply:

     (a) SCHLUMBERGER shall, and shall cause the Selling Subsidiaries and the Acquired Companies to, use their best efforts to preserve in all material respects the business organization of the RPS Business intact. SCHLUMBERGER shall cause the RPS Business to be conducted only in the ordinary course of business, consistent with past practice. Such commitment shall include, without limitation, the fact that:

          (i) SCHLUMBERGER, shall, and shall cause the Selling Subsidiaries and the Acquired Companies to, adequately insure all property, real, personal and mixed, owned or leased by the RPS Business, against all ordinary and insurable risks; and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner;

          (ii) SCHLUMBERGER shall not, and shall not permit any Selling Subsidiary or any Acquired Company to, do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any material contract or material commitment of the RPS Business or which would cause the breach of any representation or warranty made hereunder; and

          (iii) SCHLUMBERGER shall, and shall cause the Selling Subsidiaries and the Acquired Companies to, continue to comply in a manner consistent with past practice with all laws applicable to the RPS Business and its properties, operations, business and employees.

     (b) SCHLUMBERGER shall not, and shall not permit any Selling Subsidiary or any Acquired Company to, pledge, sell or encumber any of the Acquired Assets or assets of the Acquired Companies other than in the ordinary course of business and consistent with past practice;

     (c) SCHLUMBERGER shall not permit the Selling Subsidiaries ,to the extent related to, or affecting, the RPS Business, and the Acquired Companies, to do any of the following:

          (i) authorize for issuance, issue, sell, pledge, deliver, or agree or commit to issue, sell, pledge, deliver (whether through the issuance or grant of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of the Acquired Companies or securities or rights convertible into, or exchangeable for, shares of capital stock or securities convertible into, or exchangeable for, such shares;

          (ii) amend or propose to amend their by-laws or articles of incorporation or those of the Acquired Companies;

          (iii) split, combine or reclassify any shares of the capital stock of the Acquired Companies;

          (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any share of the capital stock of the Acquired Companies; or

          (v) authorize any agreement, commitment or arrangement to do any of the foregoing;

          (vi) make changes in the accounting methods or practices followed by the Selling Subsidiaries and Acquired Companies as regards the RPS Business or make any changes in depreciation or amortization policies or rates;

          (vii) terminate the employment of, or increase, out of the ordinary course of business, the compensation of, any officer;

     (d) SCHLUMBERGER shall cause the Selling Subsidiaries and the Acquired Companies, solely as it relates to the RPS Business, with respect to clauses (ii), (iii) and (vi) below, not to:

          (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities of any other individual or entity;

          (ii) acquire any assets for a value in excess of US dollars 100,000 (one hundred thousand dollars) other than pursuant to pending or approved capital acquisition requests of the RPS Business as disclosed to BUYER, and other than purchases in the ordinary course of business;

          (iii) dispose of any RPS Assets with a value in excess of US dollars 100,000 (one hundred thousand dollars);

          (iv) incur any indebtedness for borrowed money or issue any debt securities or assume or guarantee the obligations of any other person, make any loans or advances or enter into any other transaction, except the occurrence of intercompany loans or the making of intercompany advances in the ordinary course of business consistent with past practices and except for advances to employees for expenses in the ordinary course of business and consistent with past practices;

          (v) authorize, recommend or propose any change in its capitalization, unless such capitalization is necessary to comply with applicable laws; or

          (vi) make changes in the accounting methods or practices followed by the Selling Subsidiaries, Acquired Companies or RPS Business, or make any changes in depreciation or amortization policies or rates relating to the RPS Business;

          (vii) make their best efforts not to terminate the employment of, or increase the compensation of, employees identified in Schedule 5.20(a)(ii) (including any increase pursuant to any bonus, pension, profit sharing or other plan or commitment) other than as set forth in Schedule 2.1 in the ordinary course of business consistent with past practice;

          (viii) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Base Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Base Balance Sheet;

          (ix) write down the value of any inventory or write off as uncollectable any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice;

          (x) cancel any debts or waive any claims or rights of substantial value, except in the ordinary course of business and consis tent with past practice or with respect to (i) SCHLUMBERGER cash pool agreements, (ii) loan agreements by SCHLUMBERGER affiliates not involved in the RPS Business, and (iii) bank loans or overdrafts facilities;

          (xi) change any of the banking or safe deposit arrangements described in Schedule 5.22 hereof;

          (xii) enter into any contract or commitment for, or purchase, any raw material or supplies, except (a) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course of business and consistent with past practice, (b) normal contracts or commitments for the purchase of and normal purchases of, inventory in the ordinary course of business and consistent with past practice, and (c) other contracts, commitments, or purchases in the ordinary course of business and consistent with past practice; or

          (xiii) authorize or propose any of the foregoing or enter into or modify any contract, agreement, or commitment or arrangement with respect to any of the foregoing;

     (e) None of the Acquired Companies, the Selling Subsidiaries or SCHLUMBERGER shall waive, release, grant, license or transfer any Intellectual Property (as defined in Section 5.9) or modify or change, in any material respect, any existing material license, distribution agreement, lease, or other document used in the RPS Business, in each case, other than in the ordinary course of business.


2.2  Access/Filing and Authorizations/Reasonable Efforts

     (a) Between the date hereof and the Closing Date, BUYER shall use its best efforts to enable the conditions precedent listed in the following Article to be satisfied as promptly as practicable. SCHLUMBERGER shall, in all respects, cooperate with BUYER and shall give good faith responses to all requests for information by any governmental agency or under any applicable laws and each party shall notify the other prior to undertaking any action relating to the RPS Business. BUYER shall notify SCHLUMBERGER, prior to the Closing Date, as to whether such conditions are satisfied and, where appropriate, the grounds on which it maintains that any condition is not satisfied.

     (b) Between the date hereof and the Closing Date, SCHLUMBERGER is prepared, in order to ensure the transition of the operations after the Closing Date, to give BUYER, its counsel, accountants, financing representatives and other representatives, upon BUYER's reasonable request, access to the senior management, the key personnel, the plants and premises, and the books and records of the RPS Business, under conditions to be mutually defined so that such access shall not interfere with the day-to-day operations of the RPS Business and the duties of management, provided that one of the SCHLUMBERGER legal representatives, listed in Schedule 2.2 (b) is present during such contact, communication or visit. Access by BUYER's personnel to RPS Business information shall be subject to guidelines which have been mutually agreed upon by SCHLUMBERGER and BUYER. No access to such personnel, information, plants or premises shall be unreasonably denied by SCHLUMBERGER, the intent of the Parties, as reflected in this Section 2.2(b), being only to carefully plan together the transitional period to the benefit of the RPS Business as an ongoing concern.

     (c) From the date hereof, SCHLUMBERGER shall, and shall cause the Selling Subsidiaries to, their best efforts with BUYER in order to procure the assignment to BUYER and the Acquiring Companies of all of the contracts relating to the Acquired RPS Activities, including, but not limited to, their direct and indirect distribution agreements (such as dealer agreements, distributor agreements and supply agreements to third Parties including affiliates of SCHLUMBERGER), orders of customers as well as purchase agreements, service agreements with customers and lease agreements.

     (d) SCHLUMBERGER shall, and shall cause the Selling Subsidiaries to, use their best efforts to obtain the resignation of the statutory auditors of the Acquired Companies, effective as of the Closing Date or any other meaningful date agreed to by the Parties hereto.

     (e) SCHLUMBERGER shall, and shall cause the Selling Subsidiaries to, within thirty (30) calendar days from the end of each month from the date hereof to the Closing, furnish BUYER with an unaudited proforma consolidated balance sheet of the RPS Business as at the end of each month, and unaudited proforma consolidating statements of income, changes in stockholder's equity and changes in financial position for the monthly period then ended, all attested by the relevant financial officer of the RPS Business.

     (f) From time to time after signature of this Agreement and prior to the Closing, SCHLUMBERGER will promptly supplement or amend the Schedules set forth in Article V hereof (the "Disclosure Schedules") with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. No supplement or amendment of the Disclosure Schedules made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless BUYER specifically agrees thereto in writing.

     (g) As soon as practicable, SCHLUMBERGER and BUYER shall make any and all filings, which are required under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and other applicable antitrust or competition laws. Each Party will furnish to the other Party such necessary information and reasonable assistance as the latter may request in connection with its preparation of necessary filings or submissions to any governmental agency, including, without limitation, any filings necessary under the provisions of the HSR Act. Each Party will supply the other Party with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between it or its representatives, on the one hand, and the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or any other governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby.

     (h) SCHLUMBERGER shall, and shall cause the Selling Subsidiaries and the Acquired Companies to, and BUYER shall, and shall cause the Acquiring Subsidiaries to, use its and their best efforts to insure that the conditions set forth in Section 2 hereof are satisfied, insofar as such matters are within the control of any of them.

2.3  Exclusivity

     Except as specifically disclosed in Schedule 2.3 from the date of this Agreement through the Closing Date, or earlier, if BUYER is in material breach of its obligations and commitments hereunder, SCHLUMBERGER agrees that BUYER will have exclusive rights to consummate the transactions contemplated hereby. SCHLUMBERGER, shall not, and shall not permit the Selling Subsidiaries and the Acquired Companies, and their representatives and agents, to, entertain, accept, or discuss a possible sale or other disposition of any component of the RPS Business, any capital stock of the Acquired Companies or any of the RPS Assets, or any interest therein, with any other party, or provide information to any other party in connection therewith.

     BUYER hereby agrees that from the date of signature hereof and through the Closing Date, BUYER, the Acquiring Subsidiaries, and their representatives and agents shall not entertain, accept, or discuss a possible purchase or other acquisition of any major competitor of the RPS Business with any other party.

2.4  Specific Tax Indemnification for Restructuring

     BUYER shall indemnify SCHLUMBERGER against any and all tax liability and associated costs that would derive from any restructuring of the RPS Business requested by BUYER from SCHLUMBERGER prior to Closing.


                                  ARTICLE  III
                                  ------------
                 CONDITIONS PRECEDENT AND OTHER AUTHORIZATIONS
                 ---------------------------------------------

3.1  Conditions Precedent to  SCHLUMBERGER's Obligations

     The obligations of SCHLUMBERGER to consummate the sale of the RPS Business as contemplated in Article I above are subject to the satisfaction of the following conditions (all or any of which may be waived, in whole or in part, by SCHLUMBERGER):

     (a) All governmental anti-trust consents and approvals required by law prior to Closing to permit the consummation of the transactions contemplated by this Agreement shall have been obtained and any pre-Closing waiting periods (and any extension thereof) applicable to the consummation of the Agreement shall have expired or been terminated, provided, however, that the obligations to consummate the sale shall remain unchanged, and Article I shall apply, if and where anti-trust consents are subject to divestitures which, in the aggregate, do not substantially alter the ability of BUYER to run the RPS Business as presently conducted.

     (b) There shall be no material suit, action or other enforcement proceeding instituted or pending by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree challenging all or a substantial portion of the transactions contemplated by this Agreement.

     (c) There shall be no event, circumstances or current financial disclosures by BUYER or its representatives which would indicate

          BUYER's inability to finance the cash payment of the Total Purchase Price, as of the Closing Date.

     (d) BUYER shall have delivered to SCHLUMBERGER a certificate, dated as of the Closing Date, signed by a duly authorized officer of BUYER, to the effect that all representations and warranties of BUYER in this Agreement are true and correct in all material respects as of the Closing Date with the same force and effect as though made at such time, except for changes specifically disclosed or expressly permitted or contemplated by the Agreement.

     (e) BUYER shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

     (f) Opinions of BUYER's counsel, in a form and substance reasonably acceptable to Schlumberger.


3.2  Conditions Precedent to BUYER's Obligations

     The obligation of BUYER to consummate the acquisition of the RPS Business as contemplated in this Agreement, is subject to the satisfaction of the following conditions (all or any of which may be waived in whole or in part by BUYER):

     (a) All governmental anti-trust consents and approvals required by law prior to Closing to permit the consummation of the transactions contemplated by this Agreement shall have been obtained and any pre-Closing waiting periods (and any extension thereof) applicable to the consummation of the Agreement shall have expired or been terminated, provided, however, that the obligations to consummate the sale shall remain unchanged, and Article I shall apply, if and where anti-trust consents are subject to divestitures which, in the aggregate, do not substantially alter the ability of BUYER to run the RPS Business as presently conducted.

     (b) Any and all information of, consultation with or approval by, work councils of the Selling Subsidiaries, and Acquired Companies shall have been given, made or obtained, where required by applicable law.

     (c) The representations and warranties contained in Article V hereof, the Disclosure Schedules and in all certificates and other documents delivered and to be delivered by SCHLUMBERGER to BUYER or pursuant hereto or in connection with this Agreement shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for:

          (i) changes expressly permitted or contemplated by the terms of this Agreement;

          (ii)  changes resulting from the normal course of the RPS Business;

          (iii) changes that do not have, alone or in the aggregate, a substantial impact on the RPS Business as a whole; and

          (iv) changes that SCHLUMBERGER otherwise commits to reflect in a reasonable and adequate manner in the Closing Date Balance Sheet, or in the Post Closing Adjustment, after consultation with BUYER.

     and SCHLUMBERGER shall have provided BUYER with a certificate of a duly authorized officer to this effect.

     (d) SCHLUMBERGER shall have materially performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

     (e) There shall not be instituted or pending any material suit, action, or other enforcement proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree which substantially impairs BUYER's ability to exercise control over or manage the RPS Business after the Closing.

     (f) From the date of the Base Balance Sheet to the Closing Date, the RPS Business as a whole shall not have suffered an event specific to the RPS Business having a material adverse impact upon the RPS Business as a whole (whether or not such change is referred to or described in any supplement to the Disclosure Schedules). An event shall be deemed specific to the RPS Business if it does not concern the industry as a whole or if it is not related to the identity of BUYER.

     (g) SCHLUMBERGER shall have delivered to BUYER opinions of counsel to SCHLUMBERGER, dated as of the Closing Date, in substantially the form and substance reasonably acceptable to Buyer regarding SCHLUMBERGER, Schlumberger Technologies Inc. and certain US law aspects of the transactions contemplated by this Agreement.

3.3  Other Authorizations

     In case one or more permits, consents or authorizations other than mentioned in Sections 3.1 and 3.2, which is necessary for the completion of the transactions contemplated herein in a respective country, were not delivered prior to the Closing Date (the "Affected Jurisdictions"), the Closing shall notwithstanding take place with respect to the Acquired Companies and Acquired Assets in all jurisdictions where the permits, consents or authorizations have been granted or are not legally required (the "Non-Affected Jurisdictions").

     The Total Purchase Price payable on the Closing Date shall relate to the Non-Affected Jurisdictions and be adjusted on the basis of the allocation of the Total Purchase Price set forth in Schedule 1.3.

     For each of the Affected Jurisdiction, the Closing, as well as the payment of the portion of the Total Purchase Price allocable to said Affected Jurisdiction, shall take place within fifteen (15) days of the date when the requested permit, consent or authorization are obtained and shall be deemed retroactive as of the Closing Date.

                                  ARTICLE  IV
                                    CLOSING

4.1  The Closing

     The Closing for the acquisition of the RPS Business shall take places at the offices of Schlumberger Limited, 42, rue St Dominique, 75007 Paris, France on July 31, 1998, or at such other place and date as SCHLUMBERGER and BUYER mutually shall agree (the "Closing Date"), subject to the Closing Date corresponding to the last day of the month in which the last of the conditions precedent, listed in Section 3.1 and 3.2 hereto, is met.

     If the conditions precedent set forth in Article III, Sections 3.1 and 3.2 have not been satisfied or waived on or before such date, then the Closing Date shall be postponed to a date (not later than December 31, 1998) which is within five business days following the satisfaction or waiver of the last of the conditions precedent.


4.2  Documents to be delivered by SCHLUMBERGER

     At the Closing Date, SCHLUMBERGER shall perform and deliver, and shall cause each of the Selling Subsidiaries to deliver, to BUYER and to each of the Acquiring Subsidiaries, such documents and instruments to be delivered by them to convey title to all of the Acquired Shares, Acquired Assets and assign all Assumed liabilities, including:

     (a) Specific Acquisition Agreements allowing for the transfer of the Acquired Shares, the Acquired Assets and the assumption of the Assumed Liabilities, with the exception of the Acquired Shares, Acquired Assets and Assumed Liabilities related to the Affected Jurisdictions, if any;

     (b) Duly endorsed share certificates, share transfer forms or other instruments required by applicable laws to validly transfer the Acquired Shares other than those relating to the Affected Jurisdictions, if any;

     (c) Agreements, other than the Specific Acquisition Agreements, required by applicable laws to validly transfer the Acquired Assets, if any;

     (d) Certified copies of resolutions, duly adopted by the Selling Subsidiaries' Board of Directors, approving the transaction contemplated and authorizing the performance by the Selling Subsidiaries of this Agreement and the execution of the Specific Acquisition Agreements, together with all other agreements necessary to consummate the transactions contemplated by this Agreement, and the stock transfer register ("registre des mouvements de titres") and the stockholders' register ("registre des comptes d'actionnaires") of the Acquired Companies;

     (e) Letters of resignation signed by each of the directors of the Acquired Companies, as may be requested in writing by BUYER at least seven days prior to the Closing Date;

     (f) Transfer to the Acquired Companies or the Selling Subsidiaries of the employees set forth in Schedule 4.2(f) who are fully dedicated to the RPS Business and are seconded from other SCHLUMBERGER entities;

     (g) To the extent possible, a letter of resignation signed by the statutory auditors of the Selling Subsidiaries and the Acquired Companies effective upon the Closing;

     (h) The minutes of a duly called meeting of the board of directors and the shareholders, where required by applicable law, of the Selling Subsidiaries (other than SCHLUMBERGER) and the Acquired Companies, including provisions with respect to, inter alia, approving the new shareholders and appointing new directors designated in writing by BUYER at least seven days prior to the Closing;

          (i) Duly endorsed share certificates, share transfer forms or other instruments required by applicable laws to validly transfer all shares of the Acquired Companies held by officers and directors thereof.


4.3  Documents to be delivered by BUYER

     At the Closing Date, BUYER shall deliver to SCHLUMBERGER the Total Purchase Price and perform and deliver, and shall cause each of the Acquiring Subsidiaries to deliver, to SCHLUMBERGER and each of the Selling Subsidiaries, such documents and instruments to be delivered by them to convey title to all of the Acquired Shares and RPS Activities, including:

     (a) Specific Acquisition Agreements allowing for the transfer of the Acquired Shares, the Acquired Assets and the assumption of the Assumed Liabilities, with the exception of the Acquired Shares, Acquired Assets and Assumed Liabilities related to the Affected Jurisdictions, if any;

     (b) Share transfer forms or other instruments required by applicable laws to validly transfer the Acquired Shares other than those relating to the Affected Jurisdictions, if any;

     (c) Agreements, other than the Specific Acquisition Agreements, required by applicable laws to validly transfer the Acquired Assets, if any;

     (d) Agreements or other instruments required by applicable law to acknowledge BUYER's assumption of the Assumed Liabilities, if any;

     (e) Certified copies of resolutions, duly adopted by BUYER's and the Acquiring Subsidiaries' Board of Directors approving the transaction contemplated and authorizing their execution and performance of this Agreement;

                                  ARTICLE  V

                REPRESENTATIONS AND WARRANTIES OF SCHLUMBERGER

SCHLUMBERGER, in its own name and on behalf of the Selling Subsidiaries, but in respect of the RPS Business only, represents and warrants to BUYER that:


5.1  Organization

     (a) Each of the Acquired Companies is, and shall be at the Closing Date, a corporation duly organized, validly existing and in good standing under the laws of the state or country in which it was incorporated.

     (b) The copies of the by-laws and/or articles of association of the Acquired Companies previously requested by and delivered to BUYER are true and complete copies, as presently in effect and the Acquired Companies have materially complied with all the provisions of these documents.

     (c) The statutory books and registers of the Acquired Companies and all current books of account have been properly maintained in compliance with applicable laws and accounting principles, and are up to date.


5.2  Title to the Acquired Shares and Acquired Assets

     (a) Except as listed in Schedule D, all of the issued and outstanding shares of the Acquired Companies are owned by a Selling Subsidiary or directors of the Acquired Companies. The Acquired Shares are validly issued and outstanding, fully paid and transferable. There are no outstanding subscriptions, options, warrants, puts, calls, rights, contracts, commitments, agreements, understandings, or arrangements relating to any Acquired Company, including any right of conversion or exchange under any outstanding instrument, and none of such securities are reserved for issuance for any purpose. Except as disclosed in
          Schedule 5.2 (a), SCHLUMBERGER does not own, directly or indirectly, any capital stock or other equity securities of any corporation or has any direct or indirect equity or ownership interest in any other entity engaged in the RPS Business.

     (b) On the date hereof, SCHLUMBERGER, the Selling Subsidiaries and the directors of the Acquired Companies are the sole owners of, and have full power and authority to vote with, all of the Acquired Shares, with the full power and authority to deliver to BUYER and the Acquiring Subsidiaries all of the Acquired Shares, respectively, pursuant to Article I of this Agreement and the relevant Specific Acquisition Agreements, free and clear of all options, pledges, mortgages, escrow, rights of first refusal, security interests, liens, claims, charges, encumbrances or restrictions on transfer either written or oral whatsoever. SCHLUMBERGER commits to obtain, on the Closing Date, the transfer by the directors of the Acquired Companies to the Acquiring Subsidiaries of all shares held by them in the Acquired Companies.

     (c) Except as specified otherwise in Schedule 5.2 (c) of this Agreement and, as the case may be, as per the by-laws of the Acquired Companies, there are, and there shall be, at the Closing Date, no contracts, commitments, agreements, understandings, arrangements, or restrictions relating to ownership or voting of any of the Acquired Shares.

     (d) Except as specified otherwise in Schedule 5.10 of this Agreement or in any other document delivered by SCHLUMBERGER or any of the Selling Subsidiaries prior to the date of this Agreement, SCHLUMBERGER and the Selling Subsidiaries are the owners of the Acquired Assets with full power and authority to convey them to BUYER and the Acquiring Subsidiaries, pursuant to this Agreement and to the Specific Acquisition Agreements, free and clear of all liens and encumbrances, restrictions, mortgages or charges that could materially affect their value.


5.3  Authority of SCHLUMBERGER

     (a) SCHLUMBERGER is a Netherlands Antilles Corporation duly organized and validly existing under the laws of the Netherlands Antilles and has all material requisite corporate power to own its properties and carry on its business as now being conducted. SCHLUMBERGER has full power and authority, and has taken all necessary and proper action, to execute and deliver this Agreement and the other agreements and instruments executed in connection with this Agreement to which it is a party, and to consummate the transactions contemplated herein, and to transfer, assign and deliver the Acquired Shares as provided in this Agreement and such delivery will convey to BUYER good and marketable title to the Acquired Shares and to all rights afforded thereby, free and clear of all liens. SCHLUMBERGER has taken, and has caused the Selling Subsidiaries to take, all necessary and proper actions to execute and deliver the agreements and instruments to be executed in connection with this Agreement and the agreements contemplated herein, including the Specific Acquisition Agreements, and to consummate the transactions contemplated hereby or thereby.

     (b) This Agreement, the Specific Acquisition Agreements and any other agreement contemplated herein to which SCHLUMBERGER or any of the Selling Subsidiaries is a party, constitute valid and binding obligations of SCHLUMBERGER and the Selling Subsidiaries, enforceable against them in accordance with their terms.

     (c) The Acquired Companies have all power and authority to own the properties and assets they now own or will own at the Closing, to conduct the RPS Business as presently conducted, and are duly qualified or licensed to do business as foreign corporations in good standing in every jurisdiction listed opposite the name of the Acquired Companies in Schedule 5.3 (c) which are the only jurisdictions in which ownership of property or the conduct of its business requires such qualification.


5.4  Subsidiaries

     Except as disclosed in Schedule 5.4, none of the Acquired Companies holds any direct or indirect ownership interest in any company, business or other legal entities as of the Closing Date.


5.5  Articles of Incorporation: No Violation

     Except as set forth in Schedule 5.5, neither the execution nor the delivery of this Agreement or any of the Specific Acquisition Agreements and other documents executed in connection with this Agreement, to which SCHLUMBERGER or the Selling Subsidiaries is a party, nor the consummation of the transactions contemplated hereby or thereby violates or conflicts with any provision of, or constitute a default under, the articles of incorporation or by-laws, as amended, of SCHLUMBERGER or of any Selling Subsidiary or any Acquired Company, or violates, or is in conflict with, or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the RPS Business under, any agreement or commitment to which any Selling Subsidiary or other subsidiary of SCHLUMBERGER engaged in the RPS Business is a party or by which any Selling Subsidiary or other subsidiary of SCHLUMBERGER engaged in the RPS Business is bound, or to which the property of any Selling Subsidiary or other subsidiary of SCHLUMBERGER engaged in the RPS Business is subject, or violates any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

5.6  Financial Statements/Accounts Receivable/Customers

     (a) SCHLUMBERGER has heretofore delivered, or will deliver, to the BUYER the Base Balance Sheet of the RPS Business, and the balance sheet, combined statements of income and cash flows of the RPS Business for the years ended on December 31, 1995, 1996 and 1997, all certified and audited by Price Waterhouse, independent certified public accountants, whose reports thereon are included therein. Such pro forma combined balance sheets and the notes thereto are true, complete and accurate and fairly present the pro forma consolidated assets, liabilities and financial condition of the RPS Business as at the respective dates thereof, and such combined statements of income and cash flows and the notes thereto are true, complete and accurate and fairly present the results of operations for the periods therein referred to, all in accordance with US GAAP and the Accounting Principles, except for reserves relating to outstanding litigation of the RPS Business in France, the United States of America, Russia, the Czech Republic, the United Kingdom and Italy (but solely relating to the RPS Business of the Italian Selling Subsidiary).

     (b) The accounts receivable shown on the Base Balance Sheet and all accounts receivable acquired or generated by each Acquired Company and each Acquired RPS Activity since December 31, 1997 (the "Receivables"), are bona fide receivables and represent amounts due with respect to actual transactions entered into in the ordinary course of business and are collectible at their recorded amounts within 250 days from the date of the Closing and are legal, valid and binding obligations of their account obligors; provided, however, that SCHLUMBERGER makes no representation as to the collectability of any Receivable should the account obligor be declared, voluntarily or involuntarily, bankrupt or be involved in a bankruptcy or similar type proceeding or be subject to any judicially imposed stay of payments after the Closing. Those Receivables reflected on the Acquisition Balance Sheet have been so reflected in accordance with the Accounting Principles. No account has been assigned or pledged to any other person and except as set forth in Schedule 5.6 no defense or setoff to any such account has been asserted in writing by an account obligor. The representations and warranties contained in this Section 5.6(b) are not given in respect of RPS intra-company agreements, to which management principles apply.

     (c) Except ongoing purchases or sales, all inter-company accounts receivable from other SCHLUMBERGER affiliates not involved in the RPS Business and accounts payable to other SCHLUMBERGER affiliates not involved in the RPS Business, as of the date of signature of this Agreement, have been paid or will be paid on or before the Closing Date to, or by, the respective Acquired Companies or to and by the Selling Subsidiaries.


5.7  Customers and Suppliers

     (a) Schedule 5.7 (a) sets forth: (a) a list of (i) the ten largest customers of the RPS Business in terms of sales during the fiscal year ended December 31, 1997, showing the approximate total sales by the RPS Business to each such customer during each of such fiscal year;
          (b) a list of the ten largest suppliers of the RPS Business in terms of purchases during the fiscal year ended December 31, 1997, showing the approximate total purchases by the RPS Business from each such supplier during each of such fiscal year. There has not been any material adverse change in the business relationship of the RPS Business with any customer or supplier named in Schedule 5.7 (a). Except for the customers and suppliers named in Schedule 5.7 (a), the RPS Business has not had any customer who accounted for more than 5% of the sales of the RPS Business during the fiscal year ended December 31, 1997, or any supplier from whom it purchased more than 5% of the goods or services which it purchased during the fiscal year ended December 31, 1997.

     (b) As of the date of this Agreement, there are no claims against the RPS Business to return in excess of an aggregate of US$100,000 of merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable.

     (c) Nothing in this Agreement shall constitute a representation or warranty by Schlumberger that any of the contracts listed in Schedule
          5.7 (c) shall be renewed, continued, or unaffected by a change in control of the RPS Business.


5.8  Taxes

     As related to the RPS Business and except as set forth in Schedule 5.8:

     The Selling Subsidiaries and the Acquired Companies have duly and properly filed with the appropriate governmental authorities all national, state, local and other tax returns, as well as social security returns and reports required to be filed by them, and have paid in full or made adequate provisions for the payment of all taxes and social security contributions owed. There are no tax liens upon any property or assets of the Acquired Companies or the Selling Subsidiaries. All amounts to be collected or withheld by the Selling Companies and the Acquired Companies have been duly collected or withheld and all such amounts that are required to be remitted to any taxing authority have been duly remitted to the appropriate authority.

     There are no contingent tax liabilities not reflected on the Base Balance Sheet, except those which may have arisen since the date of such Base Balance Sheet in the ordinary course of business and consistent with past practice. All deferred tax assets are recoverable either directly as refunds or as future offsets to tax liabilities.

     None of the Acquired Companies has entered into special arrangements with any tax authority other than the ones listed in Schedule 5.8.

     None of the Acquired Companies is party to any agreement providing for the allocation or sharing of Taxes, and none of the Acquired Companies shall have any continuing obligations or liabilities under any such agreement after the Closing Date.

     None of the Acquired Companies or Selling Subsidiaries is a party to any pending or to the best of their knowledge, threatened material action or proceeding by any governmental or other authority for the assessment or collection of income or other taxes or fiscal or social charges, except for those listed in Schedule 5.8. The tax or social security authorities have no liens, charges or other encumbrances on the assets of the Acquired Companies or the Acquired Assets other than liens, charges or encumbrances for taxes or payments not yet due and payable.


5.9  Intellectual and Industrial Property

     (a) Schedule 5.9(a) hereto exhaustively lists: (i) each patent, patent application, registered copyright and application therefor, registered trademark and application therefor (including those trademarks that have been in continuous use since 1990), registered design and application therefor (including priority dates and registration numbers) registered in the name of SCHLUMBERGER, the Selling Subsidiaries or any of the Acquired Companies related to the RPS Business; (ii) each material license or other agreement relating to any of the items listed in (i) above; and (iii) each material license or other similar agreement relating to any registered intellectual property owned by third parties to which SCHLUMBERGER, the Selling Subsidiaries or any of the Acquired Companies are a party and that are material to the current RPS Business.

     (b) The foregoing, together with all unregistered copyrights and trademarks, know-how, trade secrets and proprietary technology material to SCHLUMBERGER, the Selling Subsidiaries (or any of the Acquired

          Companies) in the conduct of the RPS Business or being developed by any third party for SCHLUMBERGER, the Selling Subsidiaries or any of the Acquired Companies, are herein referred to as the "Intellectual Property". On the Closing Date the Selling Subsidiaries shall transfer the Intellectual Property not already held by the Acquired Companies to BUYER and the Acquiring Subsidiaries, as the case may be.

     (c) Except as indicated in Schedule 5.9(a), SCHLUMBERGER, the Selling Subsidiaries and the Acquired Companies are the sole and exclusive owners of the Intellectual Property disclosed in Section 5.9(a)(i) above, and have a valid contractual right to use the Intellectual Property disclosed in Section 5.9(a)(iii) above. All of the owned Intellectual Property disclosed in Section 5.9(a) above is held free and clear of any material encumbrances, and the right of SCHLUMBERGER, the Selling Subsidiaries and the Acquired Companies to use the licensed Intellectual Property disclosed in Section 5.9(a)(iii) is subject only to the terms of such licenses.

     (d) Except for intellectual property rights held or controlled by suppliers or sub-contractors of the RPS Business, the Intellectual Property constitutes all of the intellectual property currently used for, and necessary to, the conduct of the RPS Business, as it is presently conducted. No registration or application relating to any Intellectual Property, which is currently used in or is necessary for the conduct of the RPS Business has lapsed, expired or been abandoned or cancelled.

     (e) Except as set forth on Schedule 5.9 (e), no Intellectual Property is the subject of any pending or threatened opposition, cancellation, interference or similar proceeding before any Governmental Entity, and to the best of SCHLUMBERGER's knowledge there are no claims pending or threatened (nor does SCHLUMBERGER know of any valid basis for any claim), before any court or registration office challenging (i) the registrability, validity, renewal or enforceability of any Intellectual Property, (ii) the ownership rights of SCHLUMBERGER, the Selling Subsidiaries or the Acquired Companies with respect to owned Intellectual Property, or (iii) SCHLUMBERGER's, the Selling Subsidiaries' or the Acquired Companies' right, to use the Intellectual Property on the grounds of infringement upon the proprietary rights of a third party.

     (f) Subject to the relevant third party rights, consummation of this Agreement by SCHLUMBERGER will not result in the loss, termination or impairment of any of the Intellectual Property nor will it affect the right of the BUYER to use the Intellectual Property after the Closing. Except for confidentiality agreements signed in connection with the divestiture of the RPS Business, neither SCHLUMBERGER nor the Selling Subsidiaries nor the Acquired Companies has entered into any agreement outside of the ordinary course of business with respect to the maintenance of the secrecy or confidentiality of any Intellectual Property.


5.10 Title to Properties; Encumbrances

     Except as set forth in Schedule 5.10, each of the Selling Subsidiaries and the other subsidiaries of SCHLUMBERGER engaged in the RPS Business has good, valid and marketable title to all the properties and assets which it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Base Balance Sheet (except for inventory and personal property having an aggregate book value not in excess of US$100,000 sold since the date of the Base Balance Sheet in the ordinary course of business and consistent with past practice), and all the properties and assets (other than inventory) purchased by the Selling Subsidiaries or Acquired Companies since the date of the Base Balance Sheet are listed in Schedule 5.10. All properties and assets are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) liens shown on the Base Balance Sheet as securing specified liabilities or obligations with respect to which no default exists; (b) minor imperfections of title, if any, none of which are substantial in amount, materially detract from the value, or impair the use of the property subject thereto, or impair the operations of any Selling Subsidiary or Acquired Company, and which have arisen only in the ordinary course of business and consistent with past practice since the date of the Base Balance Sheet; and (c) liens for current taxes not yet due. The rights, properties and other assets presently owned, leased or licensed by the Subsidiaries (and the Acquired Companies) and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the Selling Subsidiaries or Acquired Companies to conduct RPS Business in all material respects in the same manner as their businesses have been conducted prior to the date hereof.


5.11 Leases

     Schedule 5.11 contains an accurate and complete description of the terms of all leases pursuant to which the Selling Subsidiaries and the Acquired Companies lease (i) real property, or (ii) personal property with annual rents above US dollars 100,000 (one hundred thousand dollars) per year. Except as set forth in Schedule 5.11, all such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by any Selling Subsidiary or any Acquired Companies thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder. SCHLUMBERGER shall use its best efforts, and shall cause the Selling Subsidiaries to use their best efforts, to obtain the consent of all lessors whose consent is required in connection with this transaction.

     In the event that, despite the Selling Subsidiaries' best efforts, not all consents can be obtained from lessors, then, for these premises where such consents cannot be obtained, SCHLUMBERGER shall cause the relevant Selling Subsidiary to seek any alternative, including, without limitation, subletting, if permitted, to BUYER the relevant premises, in order to allow BUYER the use of said premises until a suitable arrangement can be found, and up to a maximum of twelve months.


5.12 Transactions with Affiliates

     Except as reflected on the Base Balance Sheet or Schedule 5.12, none of the Selling Subsidiaries nor any of the Acquired Companies has any outstanding liabilities or obligations for amounts owing to or from, or leases, contracts or other commitments or arrangements or understandings of a legally binding nature of any kind with SCHLUMBERGER or any affiliate thereof (excluding from such affiliates, the Selling Subsidiaries).


5.13 Machinery/Inventory

     (a) All machinery owned, leased or used by the Acquired Companies or included in the Acquired Assets have been maintained in the ordinary course of business .

     (b) All inventory used in or relating to the conduct of the RPS Business is usable or able to be sold (but with no guarantee as to such sale) in the ordinary course of business consistent with past practices or has been depreciated in line with applicable procedures applied in a consistent manner to the RPS Business. All such inventory is owned by the Acquired Companies or the Selling Subsidiaries, free and clear of all liens or encumbrances.


5.14 Plant and Equipment

     The plants, structures and manufacturing equipment of the RPS Business owned by the Selling Subsidiaries are structurally sound with no known defects and are in good operating condition and repair and are adequate for the uses to which they are being put; and none of such plants, structures or equipment are in need of major maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. Neither SCHLUMBERGER nor any Selling Subsidiary nor any of the Acquired Companies has received notification that it is in violation of any applicable building, or zoning, regulations in respect of its plants or structures or their operations and no such violation exists.


5.15 Product Liability

     Except as set forth in Schedule 5.15, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving any Selling Subsidiary or Acquired Company relating to any product alleged to have been manufactured or sold by the RPS Business and alleged to have been defective, or improperly designed or manufactured, nor is there any valid basis for any such action, proceeding or investigation.


5.16 Year 2000 Compliance

     Schedule 5.16 sets forth the measures taken by the Selling Subsidiaries and the Acquired Companies to address the risks associated with the Year 2000 event.


5.17 Common European Currency

     Schedule 5.17 sets forth the measures taken by the Selling Subsidiaries and the Acquired Companies to address the risks associated with the Common European Currency.


5.18 Insurance

     The Selling Subsidiaries and the Acquired Companies have consistently maintained in full force and effect all insurance policies that are customary in their field of business and all premiums have been paid in due course. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Selling Subsidiaries or Acquired Companies are a party and provide insurance coverage for the assets and operations of the Selling Subsidiaries or Acquired

     Companies in accordance with SCHLUMBERGER's practice throughout its group. None of the Acquired Companies and of the Selling Subsidiaries has been denied any insurance with respect to their assets or operations, nor has their coverage been limited, since January 1, 1994, by reason of losses incurred by the RPS Business, in particular as a result of product liability.

     It is expressly provided that all group insurance policies maintained by SCHLUMBERGER and the Selling Subsidiaries and benefiting the Acquired Companies and the Acquired RPS Activities shall cease with effect from the Closing Date. Until the Closing Date, SCHLUMBERGER and the Selling Subsidiaries shall have maintained in full force and effect such insurance policies and SCHLUMBERGER or the Selling Subsidiaries shall have filed in due course all relevant claims if any, thereunder.


5.19 Contracts and Commitments

     (a)  To the best knowledge of SCHLUMBERGER, except as provided in Schedule
          5.19 (a), none of the Acquired Companies or the Selling Subsidiaries has any power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of obligations of any third party. Neither are there any forward foreign exchange contracts or similar foreign exchange instruments.

     (b) Schedule 5.19 (b) lists all contracts which are material to the operation of the RPS Business (the "Material Contracts"). For purposes of this Agreement, Material Contracts shall mean (i) supply contracts: those for more than one year not cancelable without penalty, and those for the five highest dollar volumes of purchases for each of the Acquired Companies or Selling Subsidiaries; (ii) contracts for products and services with a sole source supplier which, during the 1997 calendar year, accounted for more than US dollars 1,000,000 (one million dollars); (iii) patent licensing agreements the object of which is specific to an RPS Business application, whether or not payments are required; (iv) sales agreements which, in 1997, accounted for more than US dollars 1,000,000 (one million dollars) worth of sales.

     (c) Neither the Acquired Companies nor any of the Selling Subsidiaries is in material default under any of the Material Contracts. To the best knowledge of SCHLUMBERGER and of the Selling Subsidiaries, there has not been any material default under any of the Material Contracts by any other party thereto nor to the best of their knowledge have they been informed, as of the date of this Agreement by any such other party of its intent to terminate a Material Contract.

     (d) None of SCHLUMBERGER, the Acquired Companies or the Selling Subsidiaries has received any written notice or has any knowledge or reason to believe that any current material supplier to any Acquired Company or Acquired RPS Activity will not continue to supply any Acquired Company or Acquired RPS Activity on substantially the same basis as it currently supplies any such Acquired Company or Acquired RPS Activity, except for price increases in accordance with any such supplier's ordinary course of business.

     (e) SCHLUMBERGER shall, and shall cause each Selling Subsidiary and the Acquired Companies to, not do any act or omit to do any act, or permit any act or omission which would, upon such act or omission or with the passage of time, cause a breach or default under any of the Material Contracts, or materially adversely affect BUYER's use of the properties or the assets of the RPS Business. Beginning on the date hereof, SCHLUMBERGER shall, and shall cause each Selling Subsidiary and the Acquired Companies to, use their respective best efforts to obtain any consents and waivers necessary to maintain such Contracts.

     (f) The assignment of Material Contracts entered into by the Selling Subsidiaries with respect to the Acquired RPS Activities may require the prior written consent of the other party. However, to SCHLUMBERGER's knowledge, and except as listed in Schedule 5.19 (f), all Material Contracts are assignable to BUYER without undue difficulties, and SCHLUMBERGER shall use its best efforts to facilitate such assignment.

     (g) The RPS Business is not restricted by agreement from carrying on its business anywhere in the world.

     (h) The RPS Business does not have any material outstanding loan to any person.



     (i) Except for employment agreements and those agreements that are listed in Schedule 5.19(i), neither the Selling Subsidiaries nor the Acquired Companies have entered into agreements with their officers and directors that relate to the RPS Business and are being transferred to BUYER either through the Acquired Companies or the Acquired RPS Activities.

5.20 Labor Matters

     (a) Schedule 5.20(a)(i) lists, as of the date hereof, the name of each employee transferable with the RPS Business, including employees of both the Acquired Companies and the Selling Subsidiaries attached to the RPS Business, and Schedule 5.20(a)(ii) lists the key employees of both the Acquired Companies and the Selling Subsidiaries attached to the RPS Business.

     (b) Except as disclosed by SCHLUMBERGER or any of the Selling Subsidiaries prior to the date hereof or except as disclosed in Schedule 5.20(b), none of SCHLUMBERGER or the Selling Subsidiaries (as it relates to the RPS Business) has, as of the date hereof, established any labor policy such as offered pension, disability, profit sharing, hospitalization insurance or retirement, other than as required by law or any applicable collective bargaining agreement. All such pension plans are fully funded. There are no benefits to employees, officers or directors that shall become due on account of the change in control in the capital of any Acquired Companies or Acquired RPS Activities.

     (c) SCHLUMBERGER, the Selling Subsidiaries and the Acquired Companies have paid and shall pay until the Closing Date, in full, all wages, salaries, bonuses and other direct or indirect compensation in cash or in kind earned by, and due and payable to, all transferred employees.

     (d) To the best knowledge of SCHLUMBERGER, each of the Acquired Companies and Selling Subsidiaries as it relates to the RPS Business is, and shall be at the Closing Date, in compliance with local laws and regulations concerning employment, it being understood that SCHLUMBERGER and its affiliates may be held liable only for failure to comply with these laws and regulations up to the Closing Date.

     (e) The Acquired Companies and the Selling Subsidiaries have in relation to each of their employees, and in accordance with relevant applicable laws and usages:

          (i)   maintained records of the service of the employees:

          (ii) paid all income tax under applicable laws and payments due in respect of national insurance contributions (including the employer's contributions) after making the applicable, required deductions from salaries, wages and bonuses paid by the Acquired Companies and the Selling Subsidiaries:

          (iii) maintained proper records of the payments and deductions mentioned above.

     (f) There is no labor strike, slow down or stoppage pending, or to SCHLUMBERGER's knowledge, threatened against or directly affecting the RPS Business. Neither the Selling Subsidiaries (in relation to the RPS Business) nor the Acquiring Companies have received notice of a labor dispute or claim brought by a terminated employee. There are no pending law suits in relation to employee termination. SCHLUMBERGER has no knowledge of any threatened labor disputes or claims.

     (g) Except as set forth in Schedule 5.20(g), neither the Selling Subsidiaries nor the Acquired Companies have entered into employment agreements that contain any severance or termination pay liabilities or obligations in excess of what is provided by applicable law or applicable collective bargaining agreements.

     (h) Except as set forth in Schedule 5.20(h), the Selling Subsidiaries and Acquired Companies have entered into, or apply, no collective bargaining agreements, union contracts or agreements.


5.21 Fringe Benefit Plans

     Except as set forth in Schedule 5.21, neither the Selling Subsidiaries nor any of the Acquired Companies has any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option or any other fringe benefit plan, arrangement or practice, whether formal or informal that would be transferred by BUYER. The Base Balance Sheet reflects in the aggregate an accrual of all amounts accrued but unpaid under the aforesaid plans and arrangements as of December 31, 1997. Neither the Selling Subsidiaries or Acquired Companies has any commitment, whether formal or informal and whether legally binding or not, to create any additional such plan or arrangement.


5.22 Banking Relationships

     Schedule 5.22 lists the name of each bank, trust company, savings and loan association and other financial institution in which the Acquired Companies have any account or related to the Acquired RPS Activities (giving the account numbers and the names of the person(s) authorized to draw thereon or to have access thereto).


5.23 Litigation

     Schedule 5.23 lists all known litigation except for (i) matters involving each a claim of less than US dollars 50,000 (fifty thousand dollars) or
     (ii) matters covered by insurance for which the insurance carrier has accepted the potential liability and defense thereof,

     Except for (i) matters involving each a claim of less than US dollars 50,000 (fifty thousand dollars) or (ii) matters covered by insurance for which the insurance carrier has accepted the potential liability and defense thereof, there is, to the knowledge of SCHLUMBERGER, no claim, action, suit, proceeding, outside of France, the United States of America, Russia, the Czech Republic, the United Kingdom and Italy (but solely relating to the RPS Business of the Italian Selling Subsidiary) or investigation pending which has not been adequately, or will not have been adequately, reserved for, in the Base Balance Sheet and, in particular, concerning product liability, there are to the knowledge of SCHLUMBERGER no claims pending or threatening as of the date hereof.

     (a) The Acquired Companies and the Selling Subsidiaries have not received any process, notice or communication, formal or informal, by or on behalf of the Office of Fair trading, the Monopolies and Mergers Commission or any other authority of any country having jurisdiction in anti-trust matters, in relation to any aspect of the RPS Business or any agreement or arrangement to which the Company is or was, or is alleged to be or have been, a party.

5.24 No Material Change

     Except as set forth in Schedule 5.24, since the date of the Base Balance Sheet, the RPS Business has been conducted in the ordinary course and there have been no events having a material adverse effect on the value of the RPS Business.

5.25 Compliance with Applicable Laws/Permits

     (a) The Selling Subsidiaries and the Acquired Companies have generally conducted their business in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the RPS Business. None of the Selling Subsidiaries nor the Acquired Companies has received any notification of any asserted present or past material failure by the Selling Subsidiaries or the Acquired Companies to comply with such laws, rules or regulations except as described in Section 5.26.

     (b) Except when presently in the process of renewal, in accordance with local regulation and past local practices: (i) the Selling Subsidiaries and the Acquired Companies hold, or will hold at the end of the regular periodic renewal process, all applicable weight and control certificates currently required by any country in which they do business or required with respect to the sale of any RPS product, and all other permits of any kind currently required for the operation of the RPS Business as currently conducted and such certificates and permits are in full force and effect; (ii) at the Closing, each Selling Subsidiary and Acquired Company will hold, or will be in the process of obtaining the renewal of, all material governmental or regulatory permits and authorizations which are required for the conduct of the RPS Business as currently being conducted.

     No notices have been received by SCHLUMBERGER, any Selling Subsidiary, or any of the Acquired Companies, relating to termination or cancellation of, and neither SCHLUMBERGER nor any Selling Subsidiary or any of Acquired Company is in violation of the material terms and conditions of, any such permits or authorizations.

5.26 Environmental Matters

     (a)  For purposes of this Agreement:

          (i) "Environmental Law" means any applicable treaties, laws, regulations, directives, circulars, orders, decrees, judgments, injunctions, permits, approvals, authorizations, or permissions relating to pollution or protection of the environment, including, without limitation, laws relating to releases or threatened releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or pertaining to the protection of natural resources, the environment and public and employee health and safety, or governing or regulating the use, storage, handling, transportation, treatment, processing, disposal or generation of any Hazardous Materials, and the regulations promulgated pursuant thereto as such laws and regulations may be amended or supplemented through the Closing Date;

          (ii) "Hazardous Materials" means any substance, material or waste which is regulated pursuant to any Environmental Law by any public or governmental authority in the jurisdictions in which the SCHLUMBERGER conducts business, including any material or substance which is defined as a "hazardous waste", "hazardous substance", "contaminant", "pollutant", "explosive", "flammable", "radioactive" or "toxic" under any provision of Environmental Law, but not limited to, petroleum, asbestos, or PCB's (as defined in Section 5.26(c));

          (iii) "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, or migration into the environment, or into or out of any property subject to this Agreement;

          (iv) "Remedial Action" means all actions, including any capital expenditures, required by a governmental entity or required under any applicable Environmental Law to (i) investigate, clean-up, remove, treat, or in any other way address any Hazardous Materials in the environment, (ii) prevent the Release of any Hazardous Material so it does not endanger public health or the environment, or (iii) perform pre-remedial studies, and investigations or post-remedial monitoring and care pertaining or relating to a Release, or (iv) bring the applicable party into compliance with any Environmental Law; and

          (v) Contemporaneously with the execution of this Agreement, to the best of its knowledge, SCHLUMBERGER has delivered to BUYER, true and complete copies of all environmental studies made in the last five years relating to the RPS Business, any Selling Subsidiary or Acquired Company; a list of material Hazardous Materials used or generated by any Selling Subsidiary or Acquired Company; and a general description of the waste disposal practices of the Selling Subsidiaries or Acquired Companies.

     (b) Except as set forth in Schedule 5.26(b), to the best of Schlumberger's knowledge, all of the Real Property (as defined below) which is part of the RPS Business and the operations of the RPS Business is, or, as of the Closing Date, will be in material compliance with all Environmental Laws, including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any code, plan or demand letter issued, entered, promulgated or approved thereunder. For the purposes of this Agreement, Real Property shall mean all real property (including plants, buildings, structures and fixtures) used in the operation of the RPS Business and which is owned, leased or used by either SCHLUMBERGER, any of the Selling Subsidiaries or Acquired Companies.

     (c) Except as set forth in Schedule 5.26(c), to the best of Schlumberger's knowledge, there have been no releases, spills or discharges of Hazardous Materials on or underneath any of the Real Property which is part of the RPS Business or waste disposal by any Acquired Company or Selling Subsidiary at an offsite location that is currently in violation of any Environmental Law; also except as noted in such Schedule, the Real Property in the United States which is part of the RPS Business does not contain any underground storage tanks, asbestos, manufacturing equipment using polychlorinated biphenyls ("PCBs"), underground injection wells, or septic tanks in which process wastewater or any Hazardous Materials have been disposed.

     (d) Except as set forth in Schedule 5.26(d), to the best of Schlumberger's knowledge, the Selling Subsidiaries and the Acquired Companies have obtained and will, as of the Closing Date, maintain all material permits required under applicable Environmental Laws for the continued operations of the RPS Business as currently conducted (the "Environmental Permits").

     (e) Except as set forth in Schedule 5.26(e), to the best of Schlumberger's knowledge, there is no claim, notice or proceeding pending to terminate any Environmental Permit; and SCHLUMBERGER, the Selling Subsidiaries or Acquired Companies have received no communication that alleges that any Selling Subsidiary or Acquired Company is in non-compliance.

     (f) Except as set forth in Schedule 5.26(f), to the best of Schlumberger's knowledge, the operations of the Selling Subsidiaries or Acquired Companies are not subject to any outstanding written orders, investigations or material contracts with any governmental entity respecting (i) Environmental Laws, (ii) Remedial Actions or (iii) Release of a Hazardous Material.

     (g) Except as set forth in Schedule 5.26(g), to the best of Schlumberger's knowledge, neither SCHLUMBERGER, the Selling Subsidiaries or Acquired Companies have received any written communication alleging the violation of or a liability under any Environmental Law or liability attributable to the Release of any Hazardous Materials.

     (h) Except as set forth in Schedule 5.26(h), to the best of Schlumberger's knowledge, neither SCHLUMBERGER, the Selling Subsidiaries or Acquired

          Companies have any contingent liabilities in connection with the Release of any Hazardous Materials in the environment (whether on-site or off-site).

     (i)  (i)   As identified in Schedule 5.26 (i)(i) and Section 9.14 below, or as might be identified after the Closing Date in accordance with this Agreement, SCHLUMBERGER shall perform any Remedial Action
                (a) as may be deemed necessary or appropriate by SCHLUMBERGER after prior consultation and BUYER's agreement in principle to the applicable remediation plan as presented by SCHLUMBERGER or
                (b) as may be ordered or approved by a governmental authority and an applicable Environmental Law. ;

          (ii) With respect to the Remedial Action, SCHLUMBERGER, shall conduct all tests, undertake all monitoring, and perform any and all actions, of whatever scope, kind and nature as (a) may be deemed necessary or appropriate by SCHLUMBERGER after prior consultation and BUYER's agreement in principle to the applicable remediation plan as presented by SCHLUMBERGER or (b) may be ordered or approved by a governmental authority and an applicable Environmental Law. SCHLUMBERGER shall use reasonable efforts to undertake any Remedial Action in such a manner as to minimize interference with normal business operations. With regard to Remedial Actions that may be performed by SCHLUMBERGER, BUYER shall provide SCHLUMBERGER such access to portions of the property as are not otherwise accessible to SCHLUMBERGER, as SCHLUMBERGER deems reasonable and necessary to effect such Remedial Action, provided that such access shall minimize interference with BUYER's normal operations.

          (iii) BUYER agrees for itself, its directors, officers, employees, agents, invitees, contractors, lessees, successors and assigns, not to (i) interfere unreasonably with the operation of SCHLUMBERGER's Remedial Action, or (ii) contribute to the exacerbation of any environmental situation for which SCHLUMBERGER has a Remedial Action obligation. SCHLUMBERGER shall consult fully with BUYER prior to engaging in any Remedial Action in order to explain what it will do and to establish cooperative means so that the Remedial Action can be conducted properly and efficiently. BUYER shall consult with SCHLUMBERGER prior to engaging in any activity that could reasonably be expected to adversely affect the Remedial Action or exacerbate any related environmental condition, and will comply as appropriate and reasonable with such reasonable safeguards and procedures as SCHLUMBERGER may request.

          (iv) For purposes of this paragraph 5.26(i)(iv), all actions to be taken by SCHLUMBERGER will be taken by SCHLUMBERGER or any affiliate of its choice designated for purposes of carrying out the Remedial Action. BUYER's obligations towards SCHLUMBERGER will apply towards SCHLUMBERGER's designated affiliate.

          (v) In the event that SCHLUMBERGER does not perform any work in connection with a Remedial Action called for by an administrative or court order, within 20 days of notice by BUYER of said order, accompanied by all applicable information, BUYER shall be entitled to initiate and perform such work or action on its own, without prejudice to the allocation of related expenses set forth in Section 9.3 herein, until such time as SCHLUMBERGER shall undertake such work or action as called for in such administrative or court order.


5.27 No undisclosed liability

     The RPS Business does not have any liabilities or obligations of any nature which, under US GAAP, or the Accounting Principles, should be fully reflected or reserved against in the Base Balance Sheet and are not so reflected or reserved against, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date hereof.


5.28 No implied representation

     Notwithstanding anything contained in this Article V or any other provision of this Agreement, it is the explicit intent of each Party thereto that SCHLUMBERGER is not making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including but not limited to any implied warranty or representation as to condition, merchantability or suitability as to any of the properties or assets of the RPS Business.


                                  ARTICLE  VI
                                  -----------
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------


BUYER represents and warrants that:

6.1  Organization of BUYER and the Acquiring Subsidiaries

     Each of BUYER and as per the Closing Date the Acquiring Subsidiaries is a corporation which is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.


6.2  Authority of BUYER and the Acquiring Subsidiaries

     (a) Each of BUYER and as per the Closing Date the Acquiring Subsidiaries has full power and authority to enter into this Agreement and/or the other agreements and instruments executed in connection with this Agreement, and to carry out its respective obligations hereunder. The execution and delivery of this Agreement and the other agreements and instruments executed in connection with this Agreement, to which any of them is a party, have been duly authorized by its Board of Directors and, as necessary, its shareholders. No other corporate or other proceedings on the part of any of them are necessary to authorize this Agreement, the agreements contemplated in this Agreement and the transactions contemplated hereby or thereby, except the declaration or notification required under any stock exchange regulations whatsoever, which BUYER undertakes to make in due course as required:

     (b) This Agreement and the other agreements and instruments executed in connection with this Agreement to which BUYER or as per the Closing Date the Acquiring Subsidiaries is a party constitute valid and binding obligations of BUYER and said Acquiring Subsidiaries, enforceable against each of them, in accordance with their respective terms.


6.3  Consents and Approvals; No Violation

     Neither the execution or delivery of this Agreement or any of the other agreements and instruments executed in connection with this Agreement, to which BUYER or as per the Closing Date the Acquiring Subsidiaries is a party, nor the consummation of the transactions contemplated hereby or thereby (i) requires any filing or registration with, or material permit, authorization, consent or approval of, any governmental or regulatory authority other than as shall have been made and obtained on or prior to the Closing Date; (ii) violates any law, rule, regulation, ordinance, order, writ, injunction, judgment, decree or award of any court of governmental or regulatory authority; (iii) violates or conflicts with any provision of, or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under the Articles of Incorporation or by-laws, as amended, of BUYER and of the Acquiring Subsidiaries; and (iv) violates or breaches any material provision of any agreement, commitment or obligation of any kind to which BUYER or one of the Acquiring Subsidiaries is a party.


6.4  Financing

     BUYER has received from The First National Bank of Chicago, First Chicago Capital Markets, Inc. and Bankers Trust Company, a valid and binding commitment to finance the transactions contemplated hereby, which commitment is entirely described in the letter attached hereto as Schedule
     6.4 (the "Financing Letter").


                                  ARTICLE  VII
                                  ------------
                              ADDITIONAL COVENANTS
                              --------------------

7.1  Reasonable Efforts

     If at any time after the Closing Date any further action is necessary, proper or advisable to implement this Agreement and the other agreements contemplated hereby, as soon as reasonably practicable, each Party to this Agreement shall, or cause the proper employees. officers or directors of such Party or its Subsidiaries to, take all such necessary action.


7.2  Non-Competition Agreements

     SCHLUMBERGER, for itself and on behalf of each of its affiliates, unless acting with the prior written consent of BUYER, shall not, and shall cause each of its affiliates not to, directly and indirectly, for a period of four (4) years after the Closing Date engage in any business which is in competition with the RPS Dispenser Business and the RPS Service Business (as conducted as of the date hereof), provided, however, that SCHLUMBERGER or its affiliates may participate in a joint venture, similar arrangement or commercial alliance with a third party which engages in a business competitive with the RPS Dispenser Business or RPS Service Business if the purpose and activities of such joint venture, similar arrangement or commercial alliance is not dispensers nor services.

     It is understood and agreed by the Parties that SCHLUMBERGER or its affiliates are free to engage directly or indirectly in any activity in the area of electronic payment networks, transactions and/or systems in relation to RPS Business applications including but not limited to smart cards, fidelity or payment cards, card validators and payment terminals, with the exception, however, of any electronic systems or programs controlling gasoline dispensers or gasoline pumps which SCHLUMBERGER and each of its affiliates shall not, directly or indirectly, engage in for a period of four (4) years after the Closing Date.

     In the event that the provisions of this Section 7.2 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum permitted by applicable law.


7.3  Public Announcements/Disclosures

     Upon execution of this Agreement each Party shall be entitled to issue press-releases or public announcements regarding the transactions contemplated hereby, which press releases or announcements shall be submitted for prior approval to the other party which shall not unreasonably withhold the approval.

     Neither SCHLUMBERGER nor BUYER will disclose any other information regarding this Agreement except:

     -    with the prior written consent of the other party;

     - as required under securities and stock exchange laws and regulations or other applicable laws and governmental regulations, including the Treaty of Rome;

     - to their employees, agents and consultants (including, without limitation, any entity providing credit to BUYER) and only to the extent such persons have a need to know such information and are bound by the Confidentiality Agreement executed on April 21, 1998, or unless such disclosure is required by applicable law.


7.4  SCHLUMBERGER Guarantees

     As of the Closing Date, BUYER shall assume the obligations of the Acquired Companies or related to the Acquired RPS Activities under any guarantees and similar obligations including any comfort letters related to the RPS Business so that SCHLUMBERGER is relieved of all liabilities with respect to such guarantees as of the Closing Date and hold harmless of any claims and expenses related thereto.


7.5  Product Liability

     SCHLUMBERGER agrees to be responsible for all claims in respect of all legal and contractual product liability and all other warranty obligations in respect of the products manufactured and sold, as well as the services provided in connection therewith, in the course of the RPS Business prior to the Closing Date.

     BUYER agrees to be responsible for all claims in respect of all legal and contractual product liability and all other warranty obligations in respect of the products sold, as well as of the services provided in connection therewith, in the course of the RPS Business after the Closing Date.

7.6  SCHLUMBERGER Names and Trademarks

     Within six (6) months from the Closing Date, BUYER and the Acquiring Subsidiaries shall promptly discontinue the direct use of the name, trademark and corporate denomination "SCHLUMBERGER" and of SCHLUMBERGER's corporate logo, or of any variation thereof.

     BUYER, the Acquiring Subsidiaries and the Acquired Companies shall be authorized to use the stock of technical and commercial documentation held by the Acquired Companies or related to the Acquired RPS Activities as existing at the Closing Date during six months only as from this Date. At the end of this period, they shall immediately return to SCHLUMBERGER or destroy the remaining documentation in compliance with its instructions.

     BUYER and the Acquiring Subsidiaries shall be authorized for a period not exceeding six (6) months from the Closing Date, to continue to commercialize directly or through the Acquired Companies or its distributors the RPS Business products which will be in stock at said date, marked with the "SCHLUMBERGER" names, trademarks or logos. At the end of this period, BUYER and the Acquiring Subsidiaries shall be prohibited to manufacture and sell new RPS Business products or RPS Business products in stock labeled with these names, trademarks or logos, and any mention thereof shall be removed from any and all of the products remaining in stock and SCHLUMBERGER shall be given access to all premises so that it may proceed with all reasonable investigations with respect to this undertaking.


7.7  Release of liens or encumbrances

     Should liens or encumbrances exist which happened not to have been disclosed by SCHLUMBERGER or the Selling Subsidiaries, SCHLUMBERGER covenants to cause such liens or encumbrances to be released, at its cost, upon request from

     BUYER or any of the Acquiring Subsidiaries, unless such encumbrances or liens are granted in relation to lease agreements for equipment, financial leasing agreements for equipment and the like, which agreements are transferred to, and assumed by, BUYER pursuant to the terms of this Agreement, which liens shall not be in excess of an aggregate amount of US dollars 100,000 (one hundred thousand dollars).


7.8  Other SCHLUMBERGER employees

     (a) Schedule 7.8(a) sets out a list of sales personnel located in South America and Asia, that, although not on payrolls of the RPS Business, exclusively sell RPS products. These employees will remain employed by SCHLUMBERGER affiliates for a maximum of twelve months after the Closing Date but will continue to sell RPS products, in the name and on behalf of BUYER. Their cost (salary, benefits and expenses) will be billed to BUYER by their employer, with no margin, during that period. At the end of the twelve-month period, the Parties shall decide jointly on the future of these employees.

     (b) Schedule 7.8(b) sets out a list of employees of SCHLUMBERGER or affiliates thereof that SCHLUMBERGER will second, or will cause to be seconded, to BUYER or Acquiring Subsidiaries for a period of at least one year and at most two years. This exact period will be decided by BUYER. SCHLUMBERGER or its affiliates shall bill BUYER or the Acquiring Subsidiaries for the cost of these employees (salary, benefits and expenses), with no margin, during the period of the secondment.


7.9  Customer Information

     All customers and prospects, the customers data base including all information on history of customers as from installation date, files, commercial and technical documentation of the Selling Subsidiaries and all other subsidiaries of SCHLUMBERGER engaged in the RPS Business shall be transferred to BUYER and the Acquiring Companies at the Closing.


7.10 Contracts awaiting consent to transfer

     Should the consent of a party to a contract that is part of the Acquired Assets fail to be obtained in relation to the transfer of such contract to the Acquiring Subsidiary, SCHLUMBERGER shall, and shall cause the Selling Subsidiaries to, cooperate with

     BUYER in any arrangement reasonably requested by BUYER to provide BUYER or the Acquiring Subsidiaries the benefits under such contract, including the enforcement at the cost of and for the benefit of BUYER or the Acquiring Subsidiaries of any and all rights thereunder of SCHLUMBERGER or the Selling Subsidiaries against the other party thereto that are attributable to the RPS Business.


7.11 Shared Premises

     As soon as practicable after the Closing Date but at the latest within nine
     (9) months of such date, BUYER shall have relocated all the RPS Business presently operated out of the SCHLUMBERGER Montrouge site. The Parties will review, and agree upon, on a case by case basis, other lease or sublease arrangements relating to shared premises to ensure a practical transitional period.


7.12 Access

     After the Closing Date, SCHLUMBERGER and the Selling Subsidiaries shall continue to give access to BUYER and the Acquiring Subsidiaries to any information and archives relating to the RPS Business not transferred to BUYER or the Acquiring Subsidiaries pursuant to this Agreement and to provide reasonable assistance with all tax, customs and social security inquiries and claims in relation to the RPS Business.


7.13 Waiver of Subrogation

     To the extent of liabilities assumed by BUYER or Acquiring Subsidiaries pursuant to this Agreement, BUYER shall ensure that its insurers, and the Acquiring Subsidiaries' insurers, agree to waive all rights of subrogation against SCHLUMBERGER or the Selling Subsidiaries and their insurers.


7.14 Pension Plans

     (a) In the USA, SCHLUMBERGER shall continue to maintain the existing defined benefit pension plan and defined contribution savings plan. Said plans shall continue to remain under the sponsorship and direction of the Selling Subsidiary in the USA, and no direct transfer of the assets or liabilities shall occur with respect to said plans. The treatment of benefits under said plans is detailed in Schedule
          7.14 (a).

     (b) In the UK, SCHLUMBERGER and BUYER undertake to cooperate to procure that

          (i) BUYER (or any Acquiring Subsidiary that employs the UK Employees, as defined in Schedule 7.14 (b) after Closing) is appointed as the principal company of the Dunclare Scheme, as defined in
               Schedule 7.14 (b) with effect from Closing;

          (ii) subject to the requirements of sections 16-21 of the Pension Act 1995, new trustees nominated by BUYER are appointed as trustees of the Dunclare Scheme with effect from Closing in the place of the existing trustees.

          The treatment of the replacement benefits and the participation period in the Schlumberger Scheme are defined and treated in Schedule
          7.14 (b).


7.15 Continuing relationships

     In the event relationships with SCHLUMBERGER affiliates not involved in the RPS Business survive the Closing, the Parties shall continue such relationships at standard arm's length conditions.


7.16 Cashflow forecasts

     SCHLUMBERGER commits to provide BUYER with historical cashflow requirement data, for 1997 and for each of the significant Acquired Companies and Acquired RPS Assets, within one month from the date of signature of this Agreement.


7.17 Chinese Joint Venture

     Within 90 days from the date of signature of this Agreement, BUYER commits to notify SCHLUMBERGER of its decision whether to acquire SCHLUMBERGER's indirect interest in a Chinese joint venture (58% shareholding in Schlumberger-Xin Yang Retail Petroleum Systems Corporation Ltd) (the "Chinese Joint Venture"), at conditions to be discussed. Failing such notification, BUYER shall be deemed not to acquire this interest and SCHLUMBERGER shall be free to keep it, transfer it or otherwise dispose of it, notwithstanding any other provision of this Agreement. Should BUYER not acquire the Chinese Joint Venture, it commits to continue all existing agreements between the RPS Business and the Chinese Joint Venture until their respective term, all renewals excluded. The major agreements are attached in Schedule 7.17 hereto. If SCHLUMBERGER is obliged to stay as a shareholder of the Chinese Joint Venture, SCHLUMBERGER shall not be considered in violation of any non-competition obligation or warranty as it relates to such Chinese Joint Venture, provided that SCHLUMBERGER shall exit the share capital of the Chinese Joint Venture by December 31, 2014.


7.18 BUYER's commitments with regards to employees

     (a) BUYER shall maintain the employment conditions of all employees of the Acquired Companies and all employees transferred by the Selling Subsidiaries to the Acquiring Subsidiaries, including, without limitation: (i) the seniority acquired during their employment with the Acquired Companies, the Selling Subsidiaries and any SCHLUMBERGER affiliates; (ii) severance pay, such severance payment, for all US employees of the RPS Business, being equal to the sum of one week's pay per year of employment up to a maximum of 26 weeks pay, with a minimum severance payment equal to two week's pay; and (iii) retiree medical benefits, to the extent such benefits are currently offered by BUYER.

     (b) BUYER shall continue the incentive compensation programs in place with the Acquired Companies and the Selling Subsidiaries for the year 1998 with measurements and awards consistent with such programs and past practices, but subject to appropriately redefined business objectives.

     (c) BUYER shall ensure that the employees of the Acquired Companies and the Selling Subsidiaries be entitled to take any remaining accrued and unused vacation or receive pay in lieu thereof, for the year 1998.


7.19 Cooperation in Connection with Outstanding Litigation

     SCHLUMBERGER and BUYER shall fully cooperate in connection with all litigation outstanding at the Closing Date and continuing beyond the Closing Date. Without limitation, in France, the United States of America, Russia, the Czech Republic, the United Kingdom and Italy (but solely relating to the RPS Business of the Italian Selling Subsidiary), BUYER shall provide reasonable access to all records, documents, employees and information of the RPS Business as may be required from time to time to properly defend in such litigation. Failure to cooperate as provided in this Section 7.19, if it prevents one Party to adequately defend its interest, shall render the other party liable for all amounts that may become due as a result.

     For any litigation outstanding at the Closing Date relating to the RPS Business, no settlement shall be entered into by either BUYER or SCHLUMBERGER with respect to such litigation unless (i) the amounts to be paid are entirely covered by insurance; or (ii) the Parties agree to such settlement, to which their consent shall not be unreasonably withheld.


                                 ARTICLE  VIII
                                 -------------
                                  TERMINATION
                                  -----------

8.1  Failure of Conditions Precedent

     If the conditions precedent set out in Article III, Sections 3.1 and 3.2 above shall not have been fulfilled on or before December 31, 1998, this Agreement may be terminated by either party, in which case no party shall have any claim of any nature whatsoever hereunder against any other party.


8.2  Mutual Consent

     This Agreement may be terminated at any time by mutual consent.


8.3  Procedure Upon Termination

     In the event of termination of this Agreement as provided herein, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and abandoned, without further action by SCHLUMBERGER or BUYER. If the transactions contemplated by this Agreement are terminated and abandoned as provided herein:

     (a) Each Party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same;

     (b) All confidential information received by any Party hereto with respect to the business of any other Party or its subsidiaries shall be treated in accordance with Section 8.4 hereof; and

     (c) No party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in subparagraphs (a) and (b) of this Section 8.3.

8.4  Confidentiality

     Subject to the terms of any non-disclosure agreement in effect between the Parties, if, for any reason, this Agreement is terminated or if the transactions contemplated herein were not completed, BUYER and the Acquiring Subsidiaries shall not use or disclose any information concerning the RPS Business, SCHLUMBERGER, the Selling Subsidiaries and any of the persons with whom the foregoing entertain business relations which they shall have obtained in the course of the negotiation leading to the signature of this Agreement and to the Closing, unless such information becomes publicly available other than as a result of a disclosure by SCHLUMBERGER or becomes available on a non-confidential basis from a source other than SCHLUMBERGER which is not prohibited from disclosing such information.


                                  ARTICLE IX
                                  ----------
                              GENERAL AGREEMENTS
                              ------------------

9.1  Expenses

     (a) Whether or not the acquisition of the RPS Business is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     (b) Notwithstanding anything to the contrary, stock transfer tax, stamp duties, and similar taxes (but not income, capital gains, and similar taxes) imposed by any jurisdiction on the sale of the Acquired Shares or the Acquired Assets contemplated by this Agreement shall be borne by BUYER or any of the Acquiring Subsidiaries.


9.2  Brokers

     SCHLUMBERGER represents and warrants that no broker or finder is entitled to any brokerage or finders fee or other commission from BUYER or any Acquiring Subsidiary based on agreements, arrangements or undertakings made by SCHLUMBERGER or any Selling Subsidiary in connection with the transactions contemplated hereby.

     BUYER represents and warrants that no broker or finder is entitled to any brokerage or finders fee or other commission from SCHLUMBERGER or any Selling Subsidiary based on agreements, arrangements or undertakings made by BUYER or any Acquiring Subsidiary or affiliates in connection with the transactions contemplated hereby.


9.3  Survival of Representations and Warranties

     (a) The representations and warranties made by SCHLUMBERGER and BUYER in this Agreement or in any of the Specific Acquisition Agreement delivered pursuant to said Agreement shall terminate at the expiration of the periods set out below and starting from the Closing Date, except as to any matters occurred before the expiration of said periods as to which a specific claim for indemnification will have been notified in writing and in detail to the Indemnifying Party (as defined in subparagraph d below) prior to the expiration of said periods:

          (i) with respect to the tax and social security liability, representations: the periods shall be that of the applicable statute of limitation, excluding any available extensions thereof;

          (ii) with respect to Environmental matters, December 31, 2004 for issues arising in the United States of America, and outside the United States of America, December 31, 2001, providing however, that, beyond December 31, 1999, all Damages, costs and expenses relating to environmental matters shall be shared equally by the Parties;

          (iii) with respect to all other representations and warranties:
                December 31, 1999.

     (b) Subject to the provisions of this Section 9.3, SCHLUMBERGER shall, or shall cause a Selling Subsidiary, provided such subsidiary satisfies such obligation, to indemnify and hold harmless BUYER and the Acquiring Subsidiaries from any liability, damage, loss, judgment, assessments, cost or expense, including all reasonable attorney's fees, with the exception of those attorney's fees expressly dealt with in Section 9.3(d) (the "Damages") arising from and attributable to:

          (i) the material breach of any representation or warranty made by SCHLUMBERGER in this Agreement;

          (ii) any failure of SCHLUMBERGER or the Selling Subsidiaries duly to materially perform or observe any covenant or agreement to be performed or observed by SCHLUMBERGER or the Selling Subsidiaries pursuant to this Agreement; and

          (iii) all other liabilities of the RPS Business which are not (i) liabilities of an Acquired Company on the date hereof, (ii) incurred by an Acquired Company after the date hereof in the ordinary course of business and consistent with past practice,
                (iii) liabilities listed in Exhibit E, or (iv) reflected on the Closing Balance Sheet.

     (c) Subject to the provisions of this Section 9.3, BUYER shall indemnify and hold harmless SCHLUMBERGER and the Selling Subsidiaries from any Damages arising from and attributable to:

          (i) the material breach of any representation or warranty made by BUYER in this Agreement;

          (ii) any failure of Buyer or the Acquiring Subsidiaries duly to materially perform or observe any covenant or agreement to be performed or observed by BUYER or the Acquiring Subsidiaries pursuant to this Agreement; and

          (iii) the Assumed Liabilities.


     (d) Any claim for indemnity shall be made by the party seeking indemnification (the "Aggrieved Party") to the other party (the "Indemnifying Party"), by written notice specifying in reasonable detail the basis of the claim. Such notice, as well as the compliance with the procedure set forth in the subsequent paragraph, shall be a condition precedent to any liability hereunder. In regard to claims brought by BUYER or Acquiring Subsidiaries, SCHLUMBERGER shall determine which Selling Subsidiary or Subsidiaries, if any, shall be responsible as the Indemnifying Party or Parties, and shall cause such Selling Subsidiary to satisfy such obligation.



     In the event of a direct claim, the Indemnifying Party shall have thirty
     (30) days following its receipt of the relevant claim notice (the "Review Period") to make such investigation of the underlying claim as it considers necessary or desirable and the Aggrieved Party shall cooperate therewith. If, on or prior to the expiration of the Review Period, the Parties agree upon the validity and amount of such claim, the Indemnifying Party shall pay to the Aggrieved Party, within three (3) business days following the date of such agreement, the full agreed amount of the indemnification due on account of such claim. If the Parties are unable to reach agreement prior to the expiration of the Review Period, the parties may then refer the matter to arbitration as provided pursuant to Section 9.13 of the Agreement.

     In the event indemnification is likely to be sought with respect to a claim, action or proceeding brought by a third party against the Aggrieved Party, the Aggrieved Party shall permit the Indemnifying Party to assume the defense of such third party claim, action or proceeding and shall cooperate fully with the Indemnifying Party in the conduct of such defense. Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend any such claim or litigation within fifteen (15) days from receipt of the notice thereof, shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or litigation. If the Indemnifying Party assumes the defense of any such claim or litigation, the obligations of the Indemnifying Party as to such claim shall be limited to taking all steps necessary in the defense or settlement of the claim or litigation and to holding the Aggrieved Party harmless from and against any and all Damages caused by or arising out of any settlement or judgment in connection with such claim or litigation, subject to the limitations of
     Section 9.3 (e) hereunder. The Aggrieved Party may participate, at its expense, in the defense of such claim or litigation, provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Indemnifying Party shall not, in the defense of such claim or litigation, consent to entry of any judgment or settlement, except with the written consent of the Aggrieved Party. In case of failure by the Indemnifying Party to duly elect to defend a claim or litigation, it may participate, at its expense, in the defense of such claim or litigation, provided that the Aggrieved Party shall direct and control the defense of such claim or litigation.

     Subject to final authority regarding direction and control as set forth above, SCHLUMBERGER and BUYER will coordinate the conduct of the matter and in particular the statements to be made, as well as the advisability of settling or contesting the proceedings, will confer regarding their respective choice of counsel and will each make available to the other the documents related to the RPS Business under its control available to the other for purposes of the defense.

          (i) An Aggrieved Party shall not be entitled to an indemnity from an Indemnifying Party for claims which individually do not exceed US dollars 75,000 (seventy five thousand dollars) and in the aggregate do not exceed US dollars 1,000,000 (one million dollars).

     The total liability of an Indemnifying Party (including all affiliates involved in the transactions contemplated by this agreement) shall not exceed a total equal to US dollars 35,000,000 (thirty five million dollars). This amount shall be reduced by the same percentage as the Total Purchase Price, should the Total Purchase Price be reduced pursuant to
     Section 1.6 above.

     It is expressly understood that subject to the limitations above, an Aggrieved Party shall be liable only for the net loss in excess of the US dollars 1,000,000 (one million dollars) deductible amount referred to in the first sentence of this paragraph 9.3 (e).

     (e) Any net loss to be indemnified pursuant to this Section shall mean the amount of the aggregate Damages actually suffered by affiliated Aggrieved Parties less any provision on the Closing Balance Sheet no longer justified, less any reduction, saving or repayment of taxes or duties, or associated payments due or paid under any insurance policy or other third party indemnity arrangement as well as any other receipt or benefit which it might receive, whether or not these amounts are related in any way to the claim giving rise to the indemnification. It is expressly agreed that an Aggrieved Party shall endeavor to mitigate any and all the damages for which an Indemnifying Party may be exposed and held responsible under this Agreement.


9.4  Currencies

     All financial documents and information contained in this Agreement, provided or to be provided pursuant to this Agreement, shall be in US dollars. The applicable exchange rate shall be that used by SCHLUMBERGER at the relevant date. For purposes of the Base Balance Sheet; the applicable exchange rate is that defined in Schedule 9.4.


9.5  Interpretation

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


9.6  Notices

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given: when delivered, if delivered by messenger during normal business hours of the recipient: when sent, if transmitted by facsimile transmission (receipt confirmed) during normal business hours of the recipient, or, if mailed by registered mail, postage prepaid, on the third business day following mailing, in each case addressed as follows:

     (a)  if to SCHLUMBERGER or any of the Selling Subsidiaries to:

     Schlumberger Limited
     Legal Department
     Attention Acquisitions Counsel
     42 rue St Dominique - 75007 Paris

     With a copy to:
     Gibson Dunn & Crutcher LLP
     104 avenue Raymond Poincare
     75116 Paris, France
     Attention: Bernard Grinspan

     (b)  if to BUYER or any of the Acquiring Subsidiaries, to:
     Tokheim Coporation
     10501 Corporate Drive
     Ft. Wayne, Indiana 46845 USA
     Attention: Chief Financial Officer

     With a copy to:
     Skadden, Arps, Slate, Meagher & Flom LLP
     68, rue du Faubourg Saint-Honore
     75008 Paris, France
     Attention: Thomas R. Bateman


9.7  Entire Agreement

     This Agreement (including the documents and instruments referred to herein or therein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof, except the confidentiality Agreement executed on April 21, 1998; and (ii) is not intended to confer upon any other person any rights or remedies hereunder, except as explicitly mentioned herein.


9.8  Amendment

     This Agreement may be amended or modified in whole or in part at any time by an agreement in writing executed in the same manner as this Agreement.


9.9  Waiver of Compliance

     Any failure of SCHLUMBERGER, on the one hand, or BUYER, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by SCHLUMBERGER or the BUYER, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


9.10 Governing Law

     This Agreement as well as the Specific Acquisition Agreements shall be governed by and construed in accordance with the laws of France.


9.11 Assignability; Successors and Assigns

     The rights and obligations under this Agreement may not be assigned or delegated by any party hereto, in whole or in part, to any third party without the prior written consent of the other party hereto; provided, however, that without such prior consent, BUYER shall have the right to assign all or any part of its rights and obligations hereunder to (i) any of BUYER's directly or indirectly wholly-owned affiliates, or (ii) by way of security, guaranty or pledge, to any person providing credit to BUYER; provided further that BUYER irrevocably and unconditionally guarantees the prompt and complete performance by such transferee of BUYER's obligations thereunder, and notifies SCHLUMBERGER of such assignment at least ten (10) business days before the Closing.


9.12 Severability

     Any provision of this Agreement which is held invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13 Arbitration

     All disputes, controversy or claim arising out of or in connection with the Agreement shall be finally settled by arbitration under the rules of the International Chamber of Commerce then in effect by three arbitrators appointed in accordance with the said Rules.

     The seat of arbitration shall be Paris (France).

     The arbitration language shall be conducted and the award shall be rendered in English.

     It is further expressly stated that the arbitrators appointed as provided above shall have sole and final jurisdiction for all disputes which may arise in connection with this Agreement and its schedules but also for all specific Acquisition Agreements, as well as their schedules and exhibits executed pursuant to Article I above.

     The award shall be final and binding upon the Parties as from the date rendered and shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims or issues presented to the arbitral tribunal.

     Any monetary award shall be made and promptly payable in US Dollars free of any tax. Any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting such enforcement.

     BUYER guarantees that all Acquiring Subsidiaries shall strictly observe this arbitration provision and shall not sue SCHLUMBERGER or any of the Selling Subsidiaries in any Court of justice. SCHLUMBERGER guarantees that all Selling Subsidiaries shall strictly observe this arbitration provision and shall not sue BUYER or any of the Acquiring Subsidiaries in any Court of justice.

     These guarantees shall be supported in writing by the Acquiring subsidiaries and the Selling Subsidiaries but the failure to give such support or the possible invalidity of said guarantees shall not invalidate commitments of BUYER and SCHLUMBERGER under this provision.


9.14 Bladel Remediation

     In accordance with Section 5.26(i), SCHLUMBERGER shall arrange and bear the cost at the Bladel, Netherlands site for monitoring and remediation of the soil

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

     and groundwater contamination currently known by SCHLUMBERGER, as discussed in part in the Bladel Environmental Reports listed in Schedule 9.14. The Remedial Action required to address this contamination will be conducted in accordance with applicable Environmental Laws and under the oversight and with the approval of the appropriate governmental authorities. SCHLUMBERGER's obligation to arrange and bear the costs for the Bladel Remedial Action as required under this Section 9.14, expires eight years from the date of this Agreement, provided, however, that during this period SCHLUMBERGER shall make its best efforts to proceed with such Remedial Action.

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IN WITNESS WHEREOF, this Master Agreement has been signed on behalf of
SCHLUMBERGER Limited and TOKHEIM CORPORATION by a duly authorized officer of each corporation, all as of the date first abovewritten.



     __________________________         __________________________
     SCHLUMBERGER LIMITED               TOKHEIM CORPORATION
     By: ______________________         By: ______________________
     Title:____________________         Title:____________________

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